Exhibit 5.1

[•], 2017

TELECOM ARGENTINA S.A.

ALICIA MOREAU DE JUSTO 50

C1107AAB BUENOS AIRES

ARGENTINA

Ladies and Gentlemen:

We have acted as special Argentine counsel to Telecom Argentina S.A. (the “Company”), a corporation organized under the laws of the Republic of Argentina, in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended, of a Registration Statement on Form F-4 (File No. 333-[•]) (as amended to the date hereof, the “Registration Statement”), for the distribution of Telecom Class B Shares to holders of Nortel Preferred Shares and Nortel ADSs, in connection with the reorganization of Nortel Inversora S.A. (“Nortel”) and the Company (the “Reorganization”, as defined in the Registration Statement). Telecom Class B Shares to be distributed by Nortel will have the same rights (including the right to receive dividends) as the Telecom Class B Shares prior to the Reorganization. Terms not defined herein shall have the meaning ascribed to them in the Registration Statement.

In such capacity, we have examined the Registration Statement, the by-laws of the Company, as amended, the Preliminary Reorganization Agreement (Compromiso Previo de Fusión), dated March 31, 2017, and such other documents, as we have considered necessary for the purpose of giving this opinion.

In giving this opinion, we have made the following assumptions:

(a)                   the authenticity of all documents submitted to us as originals and certified copies;

(b)                   the conformity to original documents of all documents submitted to us as copies;

(c)                      the authenticity of the originals of such copies;

(d)                     that signatures, stamps and seals on all documents examined by us (whether original documents or copies of such documents) are genuine;

(e)                      that all documents relevant for the purpose of giving the opinions set forth herein have been validly authorized, executed and delivered by all parties thereto;

(f)                       that all consents, licenses, approvals, authorizations, notices, waivers, filings and registrations that are necessary under any applicable law or regulation in order to permit the performance of the actions to be carried out pursuant to the Registration Statement have been or will be duly made or obtained and are, or will be, in full force and effect;

(g)                      the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by the Company, its subsidiaries and their officers and directors (but not any legal conclusion to the extent we express an opinion with respect thereto);

(h)                     that there are no facts or circumstances or matters or documents which may be material to the opinion set out herein which, notwithstanding our reasonable inquiry, have not been disclosed to us; and

(i)                         that no petition has been presented to, or order made by, a court or other governmental authority for the winding-up, composition proceedings, liquidation, dissolution or bankruptcy of the Company or any of its subsidiaries.

We express no opinion as to any laws other than the laws of Argentina as in effect at the date of this opinion letter, and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the State of New York or of any other jurisdiction, as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

Based upon and subject to the above, we are of the opinion that the Telecom Class B Shares are validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Enforceability of Civil Liabilities against Non-U.S. Persons” in the prospectus constituting a part of the Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/

Facundo Martín Goslino

ERRECONDO, GONZÁLEZ & FUNES